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                                                                    Exhibit 10.5

                         EMISPHERE TECHNOLOGIES, INC.

                      1995 NON-QUALIFIED STOCK OPTION PLAN

                                   as amended

                               September 14, 1999
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1.   Purpose

     The purpose of the 1995 Non-Qualified Stock Option Plan (the "Plan") of Emisphere Technologies, Inc. (the "Company") is to attract, compensate and retain well qualified officers and other key executive employees by providing them with an equity interest in the Company and a stake in its success.

2.   Shares Subject to the Plan

     The Company may issue a total of 2,550,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Plan. Such shares may include shares that have been subject to unexercised options, whether terminated or expired by their terms, by cancellation or otherwise.

3.   Option Grants under the Plan

     Option grants under the Plan may be made to present and future officers and other key executive employees of the Company. Directors of the Company who are not also employees of the Company or a subsidiary shall not be eligible for an option grant under the Plan. Each option shall be to purchase a number of shares of the Common Stock pursuant to an option agreement setting forth the option exercise price, option termination date, vesting period and other terms and conditions as may be determined by the Committee (as defined below) at the time of the grant. In no event may any option be granted at an exercise price per share lower than the fair market value per share on the date of grant or with an option exercise period of more than ten years.

4.   Administration

     The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company and consisting of two or more nonemployee directors. The Committee shall have the power and authority as may be necessary to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the grants made under the Plan, the adoption of such rules and regulations as it may deem advisable and the termination of further grants under the Plan. The Committee shall also have the total discretion to determine the individuals to whom grants are to be made under the Plan, the form of each grant, the number of shares of the Common Stock subject thereto, the terms and conditions thereof and the form of agreement reflecting the terms and conditions of the grant. For purposes of option grants under the Plan, the fair market value of the Common Stock on the date of grant shall be (i) the closing price per share thereof on such date if traded on a national securities exchange or the National Market System of NASDAQ, (ii) the average of the bid and asked price thereof at the close of trading on such date if traded on the over-the-counter market or (iii) as determined in good faith by the Committee if not so traded.

5.   Rights as a Stockholder

     Until such time as an option granted under the Plan has been exercised and the shares acquired thereby have been issued and delivered pursuant to such exercise, the optionee shall have no rights as a shareholder with respect to the shares subject to the option.

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6.   Nontransferability

     Options granted under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable during the lifetime of the optionee only by the optionee. Notwithstanding the foregoing, options, to the extent vested, may be transferred by an optionee to any member or members of the family of the optionee or to any trust established for their benefit.

7.   Compliance with Securities Laws

     If any shares to be issued under the Plan have not been registered under any applicable securities laws, the Company's obligation to issue such shares shall be conditioned upon receipt of a representation in writing that the optionee is acquiring such shares for his or her own account and not with a view to the distribution thereof and the certificate representing such shares shall bear a legend in such form as the Company's counsel deems necessary or desirable. In no event shall the Company be obligated to issue any shares under the Plan if, in the opinion of the Company's counsel, such issuance would result in a violation of any applicable securities laws.

8.   Stock Adjustments

     (a) In the event of a stock dividend, stock split, recapitalization, merger in which the Company is the surviving corporation or other capital adjustment affecting the Common Stock, an appropriate adjustment shall be made, as determined by the Board of Directors of the Company, to the number of shares subject to the Plan and the number of shares and the exercise price per share with respect to any option outstanding under the Plan.

     (b) In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any option outstanding under the Plan shall become fully and immediately exercisable unless either (i) the Board of Directors of the Company otherwise modifies such option or (ii) the surviving corporation issues or assumes a stock option providing for equitable adjustment of the terms and conditions of the option outstanding under the Plan.

9.   Effectiveness of the Plan

     The Plan was initially approved on January 5, 1996 by resolution of the Board of Directors of the Company and became effective on February 6, 1996 upon the approval by the stockholders of the Company. The amendment to the Plan increasing the number of shares available for issuance thereunder from 1,800,000 to 1,900,000 was approved by the Board of Directors of the Company on January 29, 1997 and approved by the stockholders of the Company on March 20, 1997. The amendment to the Plan increasing the number of shares available for issuance thereunder from 1,900,000 to 2,100,000 was approved by the Board of Directors of the Company on September 11, 1997 and approved by the stockholders of the Company on January 15, 1998. The amendment to the Plan increasing the number of shares available for issuance thereunder from 2,100,000 to 2,350,000 was approved by the Board of Directors of the Company on September 11, 1998 and approved by the stockholders of the Company on January 19, 1999. The amendment to the Plan increasing the number of shares available for issuance thereunder from 2,350,000 to 2,550,000 was approved by the Board of Directors of the Company on September 14, 1999 and approved by the stockholders of the Company on December __, 1999.

10.  Amendment of the Plan

     The Board of Directors of the Company may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) no alteration, amendment, suspension or termination shall adversely affect the rights of the holder of any outstanding option granted under the Plan and (ii) any amendment which must be approved by the stockholders of the

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Company in order to ensure that option grants under the Plan continue to be exempt transactions under Rule 16b-3 under the Exchange Act or any successor provision or to comply with any rule or regulation of a governmental authority, applicable securities exchange or Nasdaq National Market shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule, regulation or requirement.

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